EMPLOYMENT AGREEMENT
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     AGREEMENT made this 30th day of December, 1997, by and between JUNIATA
VALLEY FINANCIAL CORPORATION, a Pennsylvania bank holding company, THE JUNIATA VALLEY BANK, a Pennsylvania banking institution, (hereinafter collectively referred to as the "Company") and FRANCIS J. EVANITSKY, an adult individual (hereinafter referred to as "Employee.")

     WITNESSETH:

     WHEREAS, Employee is currently employed by Lewistown Trust Company as its Executive Vice President and is a party to a Change of Control Agreement with Lewistown Trust Company dated May 13, 1996; and

     WHEREAS, the Company and Lewistown Trust Company have entered into a certain Agreement and Plan of Merger dated December 30, 1997 whereby Lewistown Trust Company will be merged with and into the Juniata Valley Bank, a wholly owned subsidiary of Juniata Valley Financial Corp., (the "Merger") as of the Effective Date of the Merger (defined therein); and

     WHEREAS, Employee has agreed to become an employee of Company as its president and chief operating officer as of the Effective Date of the Merger; and

     WHEREAS, the Company believes that the future services of the Employee will be of great value to the Company; and

     WHEREAS, the Employee is willing to accept employment with the Company on a full-time basis upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the Agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

          1.   Duties as Employee. Company shall employ Employee and Employee
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     shall serve Company as its President and Chief Operating Officer and member of the Board of Directors of Juniata Valley Financial Corporation and the Juniata Valley Bank. Employee shall be assigned duties consistent with the position of President and Chief Operating Officer. During his employment by Company, Employee shall serve Company under the direction of the Board of Directors of Company. He shall perform his duties faithfully, diligently and to the best of his ability and shall devote his full time and best efforts to the affairs of Company. Company shall not, without the prior consent of Employee, transfer or relocate the office in which Employee performs the bulk of his duties to any location which is more than forty
     (40) miles from Lewistown, Pennsylvania.

          2.   Compensation as Employee. As compensation for all services
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     performed by Employee for Company while employed thereby, Company shall:

               a. pay Employee in regular installments, a salary fixed from time to time by Company, provided that such salary shall not be less than the sum of Ninety Six Thousand Five Hundred ($96,500) Dollars, which sum may be increased from time to time by the Board of Directors and, upon such increase, shall be incorporated herein by reference;

               b. provide Employee with such health, accident, disability, life insurance, retirement benefits and such other benefits as are now in force or as may be authorized by the Board of Directors and which shall be consistent with and equal to the benefits provided to other executive officers of the Company. Company shall provide Employee with an automobile for Employee's use in connection with the performance of Employee's duties hereunder.

          3.   Reimbursement of Expenses. Company shall reimburse Employee
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     within thirty (30) days from billing date for necessary and properly documented travel and business expenses, not otherwise reimbursed, incurred by Employee on behalf of Company.

          4.   Terms of Agreement. The term of this Agreement shall commence on
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     the Effective Date of the Merger. This Agreement shall expire upon
     Employee's retirement from the Company.

          5.   Termination of Employment by Company, Without Cause. The Company
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     may terminate Employee's employment with the Company at any time upon written notice, with or without cause. Provided, however, that if the Company terminates Employee's employment without cause, the Company shall pay to Employee Severance Compensation, as calculated in accordance with Paragraph 9. Severance Compensation, to the extent Employee elects to receive it in cash, shall be paid in three (3) equal annual installments commencing thirty (30) days from the date on which Employee received notice of his termination of employment.

          6.   Termination of Employment by Company, With Cause. The Company may
               ------------------------------------------------
     terminate, with cause, Employee's employment with the Company upon thirty
     (30) days written notice. If Employee's employment is terminated with cause, Employee shall not receive the Employee Severance Compensation set forth in Item 5 of this Agreement.

          7.   Termination of Employment by Employee, With Cause. In the event
               -------------------------------------------------
     of termination of employment by Employee with cause, the Company shall pay to Employee Severance Compensation, as calculated in accordance with Paragraph 9. Severance Compensation, to the extent Employee elects to receive it in cash, shall be paid in three (3) equal annual installments commencing thirty (30) days from the date on which Employee ceases to be employed by the Company.

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          8.   Cause for Termination.
               ---------------------

               a.   Cause for Termination of Employment by Company. Employee
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          shall be considered to have been discharged for "cause" if Employee is discharged for any of the following reasons:

                    (i) Negligent or willful failure or the continuing inability to perform duties and functions reasonably assigned to Employee by the Board of Directors of Company, which neglect or failure is not corrected within thirty (30) days following receipt of written notice of default;

                    (ii) The commission of a criminal act against the Company by
               Employee.

                    (iii) Default by the Employee in the performance of his
               obligations under this Agreement, which default is not corrected within thirty (30) days following receipt of written notice of default.

               Provided, however, that if the Company terminates Employee's employment with the Company within a period commencing six (6) months before and nine (9) months after a change in control of the Company, said termination shall, for purposes of this Agreement, be deemed a termination without cause.

               b.   Cause for Termination of Employment by Employee. The
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          Employee may terminate his employment with the Company for "cause" for any of the following reasons:

                    (i) Execution by the Company of a letter of intent or other evidence of commitment by the Company to merge with or be acquired by another financial institution, or an actual change in control of the Company, shall be considered just cause for Employee to terminate his employment with the Company. "Change in control" is defined as a change in ownership or power to vote of thirty (30%) percent or more of the outstanding voting securities of the Company, within any twelve (12) month period, or a change in or transfer of a substantial portion of the assets of the Company.

                    (ii) Default by the Company in the performance of its
               obligations under this Agreement, which default is not corrected within thirty (30) days following receipt of written notice of default.

          9.   Severance Compensation. Employee's Severance Compensation, to be
               ----------------------
     paid in accordance with the provisions of Paragraph 5 or Paragraph 7 hereof, shall be equal to that amount which, when reduced to its present value (determined by using a discount rate equal to one hundred twenty (120%) percent of the applicable federal rate, as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded semiannually) equals 2.95 times Employee's Average Annual Compensation. For purposes of this paragraph, Employee's Average Annual Compensation, shall be the average of Employee's annual compensation payable by the Company and includible in Employee's gross income for the five (5) most recent taxable years ending before the date on which Employee's employment with the Company was terminated.

          The Company shall be responsible for determining Employee's Severance Compensation within twenty (20) days of Employee's termination of employment with the Company, and shall immediately thereafter notify Employee in writing of the total amount of Severance Compensation. At the same time, Company shall notify Employee in writing of the actual cost to Company of providing Employee and his eligible dependents with such health, medical and life insurance benefits which Company was providing to Employee as compensation immediately prior to his termination of employment.

          Employee shall have the option, to be exercised in writing, within ten
     (10) days of his actual receipt of the aforementioned information, of electing to receive a portion of his Severance Compensation in the form of continued health, medical, or life insurance benefits or coverage for such period(s) not to exceed one (1) year, as Employee shall determine. Any Severance Compensation not received in the form of continued health, medical, or life insurance benefits or coverage shall be paid in cash in the manner provided in Paragraph 5 or Paragraph 7, as the case may be.

          10.  Not Salary. Any Severance Compensation payable under this
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     Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

          11.  Covenant Not to Compete. Upon any termination of employment of
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     Employee which results in the payment of the Severance Compensation referred to in Paragraph 9, Employee shall not directly or indirectly enter into or engage in the banking business, either as an individual, or as a partner or joint venturer, or as an employee, agent, officer, or director of another banking institution, for a period of two (2) years after such termination, which would involve the performance by Employee of active duties in the geographical area within a forty (40) mile radius of Mifflintown, Pennsylvania.

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

          12.  No Assignment. The right of the Employee or any other person to
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     the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered except by Will or by the laws of the descent and distribution.

          13.  Attorney's Fees and Costs. If Employee or Company breach any
               -------------------------
     provision of this Agreement, the non-breaching party shall be entitled to recover all reasonable attorney's fees, costs of enforcement, amounts due hereunder, all with interest thereon at the rate of twelve (12%) percent per annum from the date of breach until the date of payment.

          14.  Binding Effect. This Agreement shall be binding upon and inure to
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     the benefit of the Company, its successors and assigns and the Employee and his heirs, executors, administrators, and legal representatives.

          15.  Governing Law. This Agreement shall be construed in accordance
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     with and governed by the law of the Commonwealth of Pennsylvania.

          16.  Severability. If any provision of this Agreement shall be found
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     by any court of competent jurisdiction to be unenforceable, the parties hereby waive such provision to the extent that it is found to be unenforceable. Such provision may be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all other provisions continuing in full force and effect.

          17.  Entire Agreement. This Agreement constitutes the entire Agreement
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     between the parties and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. No modification of this Agreement shall be of any force or effect unless reduced to writing and signed by both parties.

          18.  Effective Date. This Agreement shall become effective on the
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     Effective Date of the Merger, whereupon the existing Change of Control
     Agreement between Lewistown Trust Company and Employee dated May 13, 1996 shall be terminated with no further rights or obligations thereunder due to or from either party. This Agreement shall supersede the aforesaid Change of Control Agreement.

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

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand and seal as of the date first above written.



                                             JUNIATA VALLEY FINANCIAL
ATTEST:                                      CORPORATION:


/s/ Ruth H. Nace                       By:   /s/ A. Jerome Cook, President/CEO
-----------------------------------          -----------------------------------
         Secretary



                                             THE JUNIATA VALLEY BANK:


/s/ Ruth H. Nace                       By:   /s/ A. Jerome Cook, President/CEO
-----------------------------------          -----------------------------------
         Secretary



                                             EMPLOYEE:


                                             /s/ Francis J. Evanitsky
                                             -----------------------------------
                                             Francis J. Evanitsky